Van Kampen New York Quality Municipal Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total       Purchase  Broker
             of      Purchase   Issued      d
             Purcha  d                      By Fund
             se
NY           10/29/  1,750,00   420,190,000   0.42%   Lehman
Transitiona  01          0
l Fin.
Authority
Triborough   11/05/  5,000,00   1,125,720,0   0.44%   Bear
Bridge &     01          0          00                Stearn
Tunnel                                                s
Auth.
NY State     03/06/  2,000,00   437,910,000  0.4567%  Bear
Thruway      02          0                            Stearn
Auth Hwy &                                            s
Bridge